                            ARTICLES OF INCORPORATION
                                       OF
                               PREMIS CORPORATION

     The undersigned incorporator, a natural person 18 years of age or older, in order to form a corporate entity under Minnesota Statutes, Chapter 302A, hereby adopts the following Articles of Incorporation:

                                    ARTICLE I

     The name of this corporation is PREMIS Corporation.

                                   ARTICLE II

     The registered office of this corporation is located at 109 Bushaway Road South, Suite 210, Wayzata, Minnesota 55391.

                                   ARTICLE III

     The Corporation is authorized to issue an aggregate total of 1,000,000 shares. All shares shall be of one class and one series, except that hereafter the board of directors by its action may establish more than one class or series.

                                   ARTICLE IV

     The name and address of the incorporator is F.T. Biermeier, 17135-28th Avenue North, Plymouth, Minnesota 55447.

                                    ARTICLE V

     No shareholder of this corporation shall have any cumulative voting rights.

                                   ARTICLE VI

     No shareholder of this corporation shall have any preemptive rights to subscribe for, purchase, or acquire any shares of the corporation of any class, whether unissued or now or hereafter authorized, or any obligations or other securities convertible into or exchangeable for any such shares.

                                   ARTICLE VII

     The affirmative vote of the holders of a majority of the voting power of the shares represented and voting at a duly held meeting of the shareholders of this corporation is required for an action of the shareholders, except where Minnesota Statutes, Chapter 302A requires the affirmative vote of a majority of the voting power of all voting shares.

                                  ARTICLE VIII

     The number of directors of this corporation shall be fixed in the manner provided in the bylaws.

                                   ARTICLE IX

     Any action required or permitted to be taken at a meeting of the board of directors of this corporation not needing approval by the shareholders under Minnesota Statutes, Chapter 302A, may be taken by written action signed by the number of directors that would be required to take such action at a meeting of the board of directors at which all directors were present.

     IN WITNESS WHEREOF, I have hereunto set my hand this 2nd day of April, 1982.


                                        /s/   F.T. Biermeier
                                        -----------------------------------
                                        F.T. Biermeier

STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF HENNEPIN  )

     On this 2nd day of April, 1982, personally appeared before me F.T. Biermeier, to me known to be the person described in and who executed the foregoing Articles of Incorporation, and he acknowledged that he was a person of full age and that he executed the foregoing Articles of Incorporation for the uses and purposes therein expressed.


                                        /s/   Lynn M. Anderson
                                        -----------------------------------

                      ARTICLES OF AMENDMENT TO THE ARTICLES
                     OF INCORPORATION OF PREMIS CORPORATION

     Pursuant to the provisions of Minn. Stat. 302A.135 the undersigned corporation adopts the following Articles of Amendment to its Articles of
Incorporation:

     1.   The name of this corporation is PREMIS Corporation.

     2. The first sentence of Article III of the corporation's Articles of Incorporation is amended to read as follows:

     "The Corporation is authorized to issue an aggregate total of 5,000,000 shares."

     3. Article II of the corporation's Articles of Incorporation is amended to read as follows:

     "The registered office of the Corporation shall be Suite 300, 13911 Ridgedale Drive, Minnetonka, Minnesota 55348."

     4. The foregoing amendment was ratified and approved by an Action in Writing signed by all the shareholders of the corporation and dated March 31, 1983.


                                   PREMIS CORPORATION


                                   By   /s/ F.T. Biermeier
                                     --------------------------------------
                                        F.T. Biermeier, President

STATE OF MINNESOTA  )
                    ) ss.
COUNTY OF HENNEPIN  )

     The foregoing instrument was acknowledged before me this 20th day of July, 1983, by F. T. Biermeier the President and Secretary of PREMIS Corporation, a Minnesota corporation, on behalf of the corporation.



                                   /s/  Diane Schluender
                                   ----------------------------------------
                                   Notary Public

                      ARTICLES OF AMENDMENT TO THE ARTICLES
                     OF INCORPORATION OF PREMIS CORPORATION


Pursuant to the provisions of Minn. Stat. 302A.135 the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.   The name of this corporation is PREMIS Corporation

2. The first sentence of Article III of the corporation's Articles of Incorporation is amended to read as follows:

     "The Corporation is authorized to issue an aggregate total of 10,000,000 shares, $.01 par value, all of which shall be designated common stock."

3. Article II of the corporation's Articles of Incorporation is amended to read as follows:

     "The registered offices of the Corporation shall be 15301 Hwy. 55 West, Plymouth, Minnesota 55438"

4. The foregoing amendment was ratified and approved by a vote of the shareholders present and by proxy at the Annual Meeting of Shareholders on July 17, 1996.

PREMIS Corporation




By       /s/  F.T Biermeier
   -------------------------------
   F.T. Biermeier, President